CONTACT:                                                                                                           FOR IMMEDIATE RELEASE
John K. Schmidt                                                                                                            MONDAY, APRIL 27, 2009
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FIRST QUARTER 2009 EARNINGS

First Quarter 2009 Highlights

▪	Net interest income increased $3.3 million or 12% over first quarter 2008
▪	Net interest margin improved to 3.94% compared to 3.88% for first quarter 2008
▪	Average earning assets increased $335.3 million or 11% over first quarter 2008
▪	Provision for loan losses was $6.7 million compared to $1.8 million in first quarter 2008
▪	Deposit growth was $148.5 million or 6% since year-end 2008
▪	Total loans decreased $48.6 million or 2% since year-end 2008 as demand slowed

	Quarter Ended March 31,
	2009	2008
Net income (in millions)	$6.1	$6.3
Net income available to common stockholders (in millions)	4.8	6.3
Diluted earnings per common share	0.29	0.38

Return on average assets	0.53%	0.77%
Return on average common equity	8.26	10.72
Net interest margin	3.94	3.88

“Given the current economic environment, we feel pretty good about our first quarter results. This was our best quarter of the last four, and as a result, we are cautiously optimistic. ”
 Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, April 27, 2009—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $6.1 million, or $0.29 per diluted common share, for the quarter ended March 31, 2009, compared to net income of $6.3 million, or $0.38 per diluted common share, earned during the first quarter of 2008.  Return on average common equity was 8.26 percent and return on average assets was 0.53 percent for the first quarter of 2009, compared to 10.72 percent and 0.77 percent, respectively, for the same quarter in 2008.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer said, “Given the current economic environment, we feel pretty good about our first quarter results. This was our best quarter of the last four, and as a result, we are cautiously optimistic.”

Earnings for the first quarter of 2009 were positively affected by increased net interest income, loan servicing income, securities gains and gains on sale of loans. The growth in these areas was partially offset by an increase in the loan loss provision, which was $6.7 million during the first quarter of 2009 compared to $1.8 million during the first quarter of 2008.

Net Interest Margin Improves; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 3.94 percent during the first quarter of 2009 compared to 3.88 percent for the first quarter of 2008 and 3.79 percent for the fourth quarter of 2008.

Commenting on net interest margin, Fuller said, “Net interest margin improved over the previous quarter and year ago periods. Our success at growing margin during the quarter is a direct result of disciplined pricing. We are committed to maintaining margin near the 4 percent level and will not compete for loans or deposits strictly for the sake of growth.”

Net interest income on a tax-equivalent basis totaled $32.1 million during the first quarter of 2009, an increase of $3.4 million or 12 percent from the $28.7 million recorded during the first quarter of 2008.  Contributing to this increase was the $335.3 million or 11 percent growth in average earning assets over the comparable quarterly period.

On a tax-equivalent basis, interest income in the first quarter of 2009 totaled $50.8 million compared to $52.2 million in the first quarter of 2008, a decrease of $1.4 million or 3 percent. Nearly half of Heartland’s commercial and agricultural loan portfolios consist of floating rate loans that reprice immediately upon a change in the national prime interest rate, thus changes in the national prime rate impact interest income more quickly than if there were more fixed rate loans. The national prime interest rate was 3.25 percent for the first three months of 2009. During the first three months of 2008, the national prime interest rate decreased from 7.25 percent on January 1, 2008, to 5.25 percent at March 31, 2008. A large portion of Heartland’s floating rate loans that reprice immediately with a change in national prime have interest rate floors that are currently in effect. Additionally, Heartland has two $50.0 million derivative transactions on the loan portfolio that are at their floor interest rates. One of these derivative transactions matured on April 4, 2009.

Interest expense for the first quarter of 2009 was $18.7 million compared to $23.6 million in the first quarter of 2008, a decrease of $4.9 million or 21 percent. Approximately 47 percent of Heartland’s certificate of deposit accounts will mature within the next six months at a weighted average rate of 2.81 percent.

Noninterest Income Increases; Noninterest Expense Grows

Noninterest income was $12.8 million during the first quarter of 2009 compared to $8.5 million during the first quarter of 2008, an increase of $4.3 million or 51 percent. The categories experiencing the largest increases for the comparative quarters were loan servicing income, securities gains and gains on sale of loans. Loan servicing income increased $1.5 million or 115 percent due to an increase in the number of residential real estate loans that Heartland services, balances of which totaled $868.6 million at March 31, 2009, compared to $660.4 million at March 31, 2008. Securities gains totaled $3.0 million during the first quarter of 2009 compared to $362,000 during the first quarter of 2008 as securities designed to outperform in a declining rate environment were sold during the first quarter of 2009 and replaced with securities that are expected to outperform as rates rise. Gains on sale of loans totaled $1.8 million during the first quarter of 2009 compared to $504,000 during the first quarter of 2008. As long-term mortgage loan rates fell below 5.00 percent during the first quarter of 2009, refinancing activity significantly increased on 15- and 30-year, fixed-rate mortgage loans. Heartland normally elects to sell these types of loans into the secondary market and retains the servicing on these loans.

Fuller stated, “Noninterest income was a major contributor to Heartland’s first quarter results. We took the opportunity to record significant securities gains while actively participating in the latest refinance boom. During the first quarter, Heartland banks originated $305 million in new and refinanced mortgage loans to 1,600 borrowers.  Additionally, we have assisted nearly 200 customers with modifications to their existing mortgage loans to help those borrowers stay in their homes and avoid foreclosure during this time of financial stress.”

For the first quarter of 2009, noninterest expense totaled $28.3 million, an increase of $2.5 million or 10 percent from the $25.8 million recorded during the same quarter in 2008. The largest component of noninterest expense, salaries and employee benefits, increased $1.6 million or 11 percent during the first quarter of 2009 compared to the first quarter of 2008, primarily due to the opening of Minnesota Bank & Trust in April 2008 and additional staffing at Summit Bank & Trust to grow its customer base and at Heartland’s operations center to provide support services to the bank subsidiaries. Commission expense increased $410,000 or 65 percent during the first quarter of 2009 compared to the first quarter of 2008 as activity in residential mortgage loans increased. Total full-time equivalent employees were 1,049 at March 31, 2009, compared to 995 at March 31, 2008. The other noninterest expense category to experience a significant increase during the quarters under comparison was outside services, which increased $707,000 or 28 percent, primarily as a result of higher FDIC assessments.

Heartland’s effective tax rate was 31.71 percent for the first quarter of 2009 compared to 27.86 percent for the first quarter of 2008. Heartland’s effective tax rate during the first quarter of 2009 did not include any federal rehabilitation tax credits, whereas Heartland’s effective tax rate during the first quarter of 2008 included $208,000 in federal rehabilitation tax credits associated with Dubuque Bank and Trust Company’s ownership interests in limited liability companies that own certified historic structures. Heartland’s effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 21.70 percent during the first quarter of 2009 compared to 20.17 percent during the first quarter of 2008. The tax-equivalent adjustment for this tax-exempt interest income was $1.0 million during the first quarter of 2009 compared to $943,000 during the same quarter in 2008.

Loan Growth Slows; Double Digit Growth in Deposits

At March 31, 2009, total assets had increased $99.8 million or 11 percent annualized since year-end 2008. Total loans and leases were $2.36 billion at March 31, 2009, compared to $2.41 billion at year-end 2008, a decrease of $48.6 million or 8 percent annualized. The only loan category to experience growth during the first quarter of 2009 was the agricultural and agricultural real estate loans, which totaled $259.3 million at March 31, 2009, an increase of $11.7 million or 19 percent annualized since year-end 2008. All of this growth occurred at Dubuque Bank and Trust Company.

Total deposits grew to $2.79 billion at March 31, 2009, an increase of $148.5 million or 22 percent annualized since year-end 2008. With the exception of First Community Bank and Wisconsin Community Bank, all Heartland banks experienced a significant increase in deposits. This growth was weighted more heavily in Heartland’s Midwestern markets, which were responsible for nearly 58 percent of the growth. Demand deposits increased $26.9 million or 28 percent annualized since year-end 2008. Savings deposit balances experienced an increase of $57.4 million or 20 percent annualized since year-end 2008 and time deposits, exclusive of brokered deposits, experienced an increase of $71.0 million or 26 percent annualized since year-end 2008. At March 31, 2009, brokered time deposits totaled $44.6 million or 2 percent of total deposits compared to $51.5 million or 2 percent of total deposits at year-end 2008.

“While the banking industry is experiencing annualized deposit growth near 12 percent, Heartland’s deposit increases demonstrate our ability to gain market share, as nonbrokered deposits grew at a 24 percent annualized rate,” Fuller added. “Across Heartland, we have focused on growth of non-maturity deposits and are pleased to see an annual increase of 22 percent in these deposits. Fueling this growth is a great menu of deposit products, along with an increased focus on commercial treasury management sales and services. We are thankful for a loyal customer base that has confidence in our strength.”

Decrease in Nonperforming Loans; Increase in Other Real Estate Owned

The allowance for loan and lease losses at March 31, 2009, was 1.58 percent of loans and leases and 55.52 percent of nonperforming loans, compared to 1.48 percent of loans and leases and 45.73 percent of nonperforming loans at December 31, 2008. The first quarter 2009 provision for loan losses was $6.7 million compared to $1.8 million for the first quarter 2008. Additions to the allowance for loan and lease losses during the first quarter of 2009 were driven by a variety of factors including deterioration of economic conditions, downgrades in internal risk ratings, reduction in appraised values and higher levels of charge-offs, primarily in Heartland’s Western markets of Arizona, Montana and Colorado.

Nonperforming loans were $67.1 million or 2.85 percent of total loans and leases at March 31, 2009, compared to $78.0 million or 3.24 percent of total loans and leases at December 31, 2008. Approximately 65 percent, or $43.3 million, of Heartland’s nonperforming loans are to 17 borrowers, with $10.2 million originated by Arizona Bank & Trust, $10.0 million originated by Rocky Mountain Bank, $8.3 million originated by Wisconsin Community Bank, $7.7 million originated by Summit Bank & Trust, $3.1 million originated by Riverside Community Bank, $2.5 million originated by Dubuque Bank and Trust Company and $1.5 million originated by First Community Bank. The portion of Heartland’s nonperforming loans covered by government guarantees was $3.8 million at March 31, 2009.

Other real estate owned increased to $29.3 million at March 31, 2009, compared to $11.8 million at December 31, 2008, an increase of $17.5 million. A residential lot development loan originated at Rocky Mountain Bank was responsible for $12.0 million of this increase.

Net charge-offs during the first quarter 2009 were $5.0 million compared to $1.1 million during the first quarter 2008. A large portion of the net charge-offs was related to commercial real estate development loans and residential lot loans, primarily in the Phoenix, Arizona market. Previously, Heartland generally recognized the charge-off on a loan when the loan was resolved, sold or transferred to other real estate owned. However, in the third quarter of 2008, Heartland began to recognize charge-offs on loans it considered impaired by writing down the loan balance to an estimated net realizable value based on the anticipated disposition value.

“Realizing that we are far from being out of the woods, we are encouraged that the rate of increase in our nonperforming assets slowed during the first quarter of 2009.  We remain cautious, however, and are continuing to actively work with stressed borrowers to find solutions to their debt problems and are diligently working to find buyers for our repossessed real estate. Unfortunately, there are no assurances that a steeper decline in the economy won’t rekindle further deterioration,” Fuller said.

Fuller concluded, “As a consortium of community banks, we remain strongly focused on the communities we serve where we are a part of the Main Street fabric. We continue to seek and make good loans while serving as catalysts for economic stability and growth.”

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 800-762-8779 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available until May 4, 2009, by dialing 800-406-7325, pass code 4054774, or by logging onto www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $3.7 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 41 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended March 31,
	2009	2008
Interest Income
Interest and fees on loans and leases	$39,483	$42,899
Interest on securities and other:
Taxable	8,421	6,615
Nontaxable	1,883	1,647
Interest on federal funds sold	1	131
Interest on deposits in other financial institutions	1	5
Total Interest Income	49,789	51,297
Interest Expense
Interest on deposits	14,122	17,096
Interest on short-term borrowings	212	2,186
Interest on other borrowings	4,378	4,277
Total Interest Expense	18,712	23,559
Net Interest Income	31,077	27,738
Provision for loan and lease losses	6,665	1,761
Net Interest Income After Provision for Loan and Lease Losses	24,412	25,977
Noninterest Income
Service charges and fees	2,887	2,615
Loan servicing income	2,786	1,296
Trust fees	1,697	2,021
Brokerage and insurance commissions	881	892
Securities gains, net	2,965	362
Loss on trading account securities	(286)	(207)
Impairment loss on securities	-	(86)
Gains on sale of loans	1,808	504
Income on bank owned life insurance	130	463
Other noninterest income	(106)	614
Total Noninterest Income	12,762	8,474
Noninterest Expense
Salaries and employee benefits	16,433	14,793
Occupancy	2,375	2,344
Furniture and equipment	1,647	1,768
Outside services	3,217	2,510
Advertising	583	795
Other intangibles amortization	235	236
Other noninterest expenses	3,796	3,318
Total Noninterest Expense	28,286	25,764
Income Before Income Taxes	8,888	8,687
Income taxes	2,819	2,420
Net Income	$6,069	$6,267
Net income attributable to noncontrolling interest, net of tax	59	-
Preferred dividends and discount	(1,336)	-
Net Income Available to Common Stockholders	$4,792	$6,267

Earnings per common share-diluted	$0.29	$0.38
Weighted average shares outstanding-diluted	16,296,839	16,465,985

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Interest Income
Interest and fees on loans and leases	$39,483	$39,905	$40,990	$40,555	$42,899
Interest on securities and other:
Taxable	8,421	8,503	8,228	7,885	6,615
Nontaxable	1,883	1,692	1,670	1,679	1,647
Interest on federal funds sold	1	32	85	51	131
Interest on deposits in other financial institutions	1	8	3	2	5
Total Interest Income	49,789	50,140	50,976	50,172	51,297
Interest Expense
Interest on deposits	14,122	15,729	15,622	15,657	17,096
Interest on short-term borrowings	212	522	776	1,087	2,186
Interest on other borrowings	4,378	4,662	4,692	4,593	4,277
Total Interest Expense	18,712	20,913	21,090	21,337	23,559
Net Interest Income	31,077	29,227	29,886	28,835	27,738
Provision for loan and lease losses	6,665	15,106	7,083	5,369	1,761
Net Interest Income After Provision for Loan and Lease Losses	24,412	14,121	22,803	23,466	25,977
Noninterest Income
Service charges and fees	2,887	3,034	3,125	2,880	2,615
Loan servicing income	2,786	1,015	1,094	1,195	1,296
Trust fees	1,697	1,747	2,070	2,068	2,021
Brokerage and insurance commissions	881	1,002	942	883	892
Securities gains, net	2,965	510	5	648	362
Loss on trading account securities	(286)	(531)	(33)	(227)	(207)
Impairment loss on securities	-	(347)	(4,688)	(30)	(86)
Gains on sale of loans	1,808	331	295	480	504
Income (loss) on bank owned life insurance	130	(1,780)	(247)	380	463
Gain on sale of merchant bankcard processing services	-	-	5,200	-	-
Other noninterest income	(106)	543	117	41	614
Total Noninterest Income	12,762	5,524	7,880	8,318	8,474
Noninterest Expense
Salaries and employee benefits	16,433	12,293	15,000	14,666	14,793
Occupancy	2,375	2,220	2,262	2,193	2,344
Furniture and equipment	1,647	1,767	1,662	1,771	1,768
Outside services	3,217	3,068	3,096	2,648	2,510
Advertising	583	909	1,012	1,046	795
Other intangibles amortization	235	235	236	236	236
Other noninterest expenses	3,796	3,666	3,469	3,020	3,318
Total Noninterest Expense	28,286	24,158	26,737	25,580	25,764
Income (Loss) Before Income Taxes	8,888	(4,513)	3,946	6,204	8,687
Income taxes	2,819	(1,769)	1,018	1,643	2,420
Net Income (Loss)	$6,069	$(2,744)	$2,928	$4,561	$6,267
Net income available to noncontrolling interest, net of tax	59	61	77	142	-
Preferred dividends and discount	(1,336)	(178)	-	-	-
Net Income (Loss) Available to Common Stockholders	$4,792	$(2,861)	$3,005	$4,703	$6,267

Earnings (loss) per common share-diluted	$.29	$(0.18)	$0.18	$0.29	$0.38
Weighted average shares outstanding-diluted	16,296,839	16,324,106	16,355,393	16,388,885	16,465,985

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Assets
Cash and cash equivalents	$87,261	$51,303	$67,074	$41,292	$50,141
Securities	1,006,172	903,705	760,143	795,624	734,690
Loans held for sale	18,263	19,695	9,812	11,437	11,222
Loans and leases:
Held to maturity	2,356,391	2,405,001	2,364,259	2,295,406	2,271,663
Allowance for loan and lease losses	(37,277)	(35,651)	(34,845)	(34,931)	(33,695)
Loans and leases, net	2,319,114	2,369,350	2,329,414	2,260,475	2,237,968
Premises, furniture and equipment, net	119,569	120,500	120,225	118,063	119,542
Goodwill	40,207	40,207	40,207	40,207	40,207
Other intangible assets, net	9,606	8,079	8,332	8,434	8,416
Cash surrender value on life insurance	54,581	54,431	55,684	56,430	56,018
Other assets	75,327	62,998	55,091	47,109	42,276
Total Assets	$3,730,100	$3,630,268	$3,445,982	$3,379,071	$3,300,480

Liabilities and Equity
Liabilities
Deposits:
Demand	$409,921	$383,061	$373,193	$383,136	$377,709
Savings	1,185,756	1,128,312	1,042,364	894,074	863,067
Brokered time deposits	44,631	51,474	81,895	79,515	89,439
Other time deposits	1,148,413	1,077,385	1,070,455	1,052,160	1,090,724
Total deposits	2,788,721	2,640,232	2,567,907	2,408,885	2,420,939
Short-term borrowings	117,766	210,184	176,543	263,137	226,106
Other borrowings	477,640	437,833	440,146	444,006	380,479
Accrued expenses and other liabilities	30,496	33,396	32,993	32,187	37,103
Total Liabilities	3,414,623	3,321,645	3,217,589	3,148,215	3,064,627

Equity
Preferred equity	76,279	75,578	-	-	-
Common equity	236,237	230,025	225,312	227,698	235,853
Total Heartland Stockholders’ Equity	312,516	305,603	225,312	227,698	235,853
Noncontrolling interest	2,961	3,020	3,081	3,158	-
Total Equity	315,477	308,623	228,393	230,856	235,853
Total Liabilities and Equity	$3,730,100	$3,630,268	$3,445,982	$3,379,071	$3,300,480

Common Share Data
Book value per common share	$14.50	$14.13	$13.86	$13.99	$14.46
FAS 115 effect on book value per common share	$.10	$(0.13)	$(0.28)	$(0.07)	$0.52
Common shares outstanding, net of treasury stock	16,294,828	16,274,490	16,252,891	16,270,872	16,312,384

Tangible Capital Ratio(1)	5.23%	5.19%	5.33%	5.50%	5.88%

(1) Total common stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarter Ended
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008

Average Balances
Assets	$3,659,204	$3,492,105	$3,399,199	$3,354,880	$3,269,534
Loans and leases, net of unearned	2,423,605	2,396,816	2,339,539	2,286,392	2,284,634
Deposits	2,674,320	2,587,372	2,499,988	2,396,963	2,338,634
Earning assets	3,309,556	3,177,472	3,100,208	3,057,505	2,974,215
Interest bearing liabilities	2,918,763	2,837,795	2,750,004	2,712,487	2,637,962
Total stockholders’ equity	313,968	233,824	227,111	234,005	235,144
Common stockholders’ equity	235,200	222,509	227,111	234,005	235,144
Tangible common stockholders’ equity	196,318	183,284	187,509	193,950	194,600

Earnings Performance Ratios
Annualized return on average assets	0.53%	(0.33)%	0.35%	0.56%	0.77%
Annualized return on average common equity	8.26	(5.12)	5.26	8.08	10.72
Annualized return on average common tangible equity	9.90	(6.21)	6.38	9.75	12.95
Annualized net interest margin(1)	3.94	3.79	3.96	3.92	3.88
Efficiency ratio(2)	67.48	68.37	68.79	67.92	70.02

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	the Quarter	the Year	the Quarter	the Year
	Ended	Ended	Ended	Ended
	3/31/2009	12/31/2008	3/31/2008	12/31/2007
Loan and Lease Data
Commercial and commercial real estate	$1,673,882	$1,718,071	$1,616,190	$1,632,597
Residential mortgage	190,179	203,921	210,147	217,044
Agricultural and agricultural real estate	259,320	247,664	238,178	225,663
Consumer	232,507	234,061	202,348	199,518
Direct financing leases, net	4,989	5,829	8,386	9,158
Unearned discount and deferred loan fees	(4,486)	(4,545)	(3,586)	(3,813)
Total loans and leases	$2,356,391	$2,405,001	$2,271,663	$2,280,167

Asset Quality
Nonaccrual loans	$67,140	$76,953	$38,748	$30,694
Loans and leases past due ninety days or more as to interest or principal payments	-	1,005	378	1,134
Other real estate owned	29,317	11,750	2,714	2,195
Other repossessed assets	1,501	1,484	494	438
Total nonperforming assets	$97,958	$91,192	$42,334	$34,461

Allowance for Loan and Lease Losses
Balance, beginning of period	$35,651	$32,993	$32,993	$29,981
Provision for loan and lease losses	6,665	29,319	1,761	10,073
Loans charged off	(5,635)	(27,747)	(1,315)	(8,564)
Recoveries	596	1,086	256	1,641
Reductions related to discontinued operations	-	-	-	(138)
Balance, end of period	$37,277	$35,651	$33,695	$32,993

Asset Quality Ratios
Ratio of nonperforming loans and leases to total loans and leases	2.85%	3.24%	1.72%	1.40%
Ratio of nonperforming assets to total assets	2.63	2.51	1.28	1.06
Ratio of net loan charge-offs to average loans and leases	0.21	1.15	0.05	0.30
Allowance for loan and lease losses as a percent of loans and leases	1.58	1.48	1.48	1.45
Allowance for loan and lease losses as a percent of nonperforming loans and leases	55.52	45.73	86.12	103.66

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarter Ended
	3/31/2009			3/31/2008
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$759,985	$8,421	4.49%	$556,859	$6,615	4.78%
Nontaxable(1)	160,147	2,720	6.89	145,942	2,421	6.67
Total securities	920,132	11,141	4.91	702,801	9,036	5.17
Interest bearing deposits	634	1	0.64	432	5	4.66
Federal funds sold	785	1	0.52	19,006	131	2.77
Loans and leases:
Commercial and commercial real estate(1)	1,693,796	26,142	6.26	1,623,511	28,597	7.08
Residential mortgage	236,878	3,449	5.90	224,902	3,701	6.62
Agricultural and agricultural real estate(1)	256,059	4,092	6.48	228,964	4,324	7.60
Consumer	231,328	4,973	8.72	198,469	4,931	9.99
Direct financing leases, net	5,544	68	4.97	8,788	133	6.09
Fees on loans	-	966	-	-	1,382	-
Less: allowance for loan and lease losses	(35,600)	-	-	(32,658)	-	-
Net loans and leases	2,388,005	39,690	6.74	2,251,976	43,068	7.69
Total earning assets	3,309,556	$50,833	6.23%	2,974,215	$52,240	7.06%
Nonearning Assets	349,648			295,319
Total Assets	$3,659,204			$3,269,534
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,116,314	$4,524	1.64%	$827,988	$4,035	1.96%
Time, $100,000 and over	394,948	3,238	3.32	308,760	3,547	4.62
Other time deposits	769,443	6,360	3.35	845,308	9,514	4.53
Short-term borrowings	170,826	212	0.50	301,616	2,186	2.91
Other borrowings	467,232	4,378	3.80	354,290	4,277	4.86
Total interest bearing liabilities	2,918,763	18,712	2.60	2,637,962	23,559	3.59
Noninterest Bearing Liabilities
Noninterest bearing deposits	393,615			356,578
Accrued interest and other liabilities	32,858			39,850
Total noninterest bearing liabilities	426,473			396,428
Stockholders’ Equity	313,968			235,144
Total Liabilities and Stockholders’ Equity	$3,659,204			$3,269,534
Net interest income(1)		$32,121			$28,681
Net interest spread(1)			3.63%			3.47%
Net interest income to total earning assets(1)			3.94%			3.88%
Interest bearing liabilities to earning assets	88.19%			88.69%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Quarter Ended 3/31/2009	As of and For the Year Ended 12/31/2008	As of and For the Quarter Ended 3/31/2008	As of and For the Year Ended 12/31/2007
Total Assets
Dubuque Bank and Trust Company	$1,107,204	$1,041,247	$973,201	$976,489
New Mexico Bank & Trust	762,980	773,726	669,783	672,863
Rocky Mountain Bank	481,577	476,762	446,084	427,437
Wisconsin Community Bank	427,734	429,707	404,517	399,532
Riverside Community Bank	254,965	244,613	235,361	225,206
Galena State Bank & Trust Co.	228,711	222,886	220,519	215,698
Arizona Bank & Trust	227,840	219,830	215,506	222,576
First Community Bank	123,785	123,058	123,429	127,305
Summit Bank & Trust	78,892	77,638	49,855	46,668
Minnesota Bank & Trust	30,625	25,695	-	-
Total Deposits
Dubuque Bank and Trust Company	$806,425	$749,250	$698,820	$670,257
New Mexico Bank & Trust	535,753	507,561	473,823	459,530
Rocky Mountain Bank	375,708	370,630	337,577	305,933
Wisconsin Community Bank	336,670	338,025	312,389	321,647
Riverside Community Bank	209,176	197,785	191,131	187,052
Galena State Bank & Trust Co.	193,697	185,042	178,268	177,040
Arizona Bank & Trust	176,393	155,909	147,401	155,093
First Community Bank	100,441	102,515	100,647	103,602
Summit Bank & Trust	66,259	60,278	32,400	30,860
Minnesota Bank & Trust	15,598	10,459	-	-
Return on Average Assets
Dubuque Bank and Trust Company	1.43%	1.38%	1.65%	1.34%
New Mexico Bank & Trust	1.72	1.06	1.07	1.48
Rocky Mountain Bank	0.61	0.33	0.60	1.51
Wisconsin Community Bank	0.95	0.27	0.88	0.62
Riverside Community Bank	0.82	0.42	0.34	0.55
Galena State Bank & Trust Co.	1.64	1.10	1.60	0.92
Arizona Bank & Trust	(4.94)	(1.75)	(0.63)	(0.08)
First Community Bank	1.04	0.45	1.27	1.30
Summit Bank & Trust	(2.23)	(4.57)	(4.03)	(2.43)
Minnesota Bank & Trust	(4.32)	(7.43)	-	-
Net Interest Margin
Dubuque Bank and Trust Company	3.59%	3.56%	3.54%	3.40%
New Mexico Bank & Trust	4.70	4.57	4.61	4.80
Rocky Mountain Bank	4.17	4.25	4.42	4.76
Wisconsin Community Bank	3.65	3.61	3.66	3.45
Riverside Community Bank	2.98	3.21	3.17	3.39
Galena State Bank & Trust Co.	3.43	3.42	3.58	3.40
Arizona Bank & Trust	3.88	3.89	4.09	4.56
First Community Bank	3.53	3.44	3.72	3.80
Summit Bank & Trust	3.38	3.93	3.96	5.10
Minnesota Bank & Trust	3.13	2.60	-	-
Net Income (Loss)
Dubuque Bank and Trust Company	$3,787	$13,846	$3,978	$11,907
New Mexico Bank & Trust	3,257	7,456	1,790	8,727
Rocky Mountain Bank	723	1,508	643	6,622
Wisconsin Community Bank	1,011	1,073	874	2,355
Riverside Community Bank	501	1,017	193	1,055
Galena State Bank & Trust Co.	905	2,433	866	1,895
Arizona Bank & Trust	(2,695)	(3,856)	(340)	(154)
First Community Bank	316	548	394	1,476
Summit Bank & Trust	(432)	(2,754)	(475)	(965)
Minnesota Bank & Trust	(291)	(1,401)	-	-

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of 3/31/2009	As of 12/31/2008	As of 3/31/2008	As of 12/31/2007
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$662,047	$669,856	$647,621	$637,782
New Mexico Bank & Trust	480,147	494,877	444,744	455,383
Rocky Mountain Bank	312,335	326,086	314,005	316,776
Wisconsin Community Bank	295,852	291,164	287,232	285,010
Riverside Community Bank	161,304	165,347	153,113	146,925
Galena State Bank & Trust Co.	130,791	141,428	138,036	144,152
Arizona Bank & Trust	138,647	139,723	152,682	160,309
First Community Bank	74,120	79,261	77,669	84,475
Summit Bank & Trust	62,157	60,725	33,826	27,493
Minnesota Bank & Trust	14,796	13,134	-	-
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,333	$9,307	$7,948	$7,827
New Mexico Bank & Trust	6,607	6,847	6,377	6,079
Rocky Mountain Bank	4,938	4,678	4,319	4,061
Wisconsin Community Bank	4,345	4,297	4,266	4,520
Riverside Community Bank	2,215	2,293	2,026	1,885
Galena State Bank & Trust Co.	1,782	1,962	1,746	1,830
Arizona Bank & Trust	3,933	2,330	3,736	3,605
First Community Bank	1,023	1,110	1,162	1,179
Summit Bank & Trust	1,075	874	453	367
Minnesota Bank & Trust	185	164	-	-
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$6,180	$7,840	$3,734	$3,344
New Mexico Bank & Trust	10,094	11,426	3,635	1,130
Rocky Mountain Bank	12,854	17,254	3,253	2,099
Wisconsin Community Bank	13,075	10,746	12,471	12,152
Riverside Community Bank	6,105	6,410	2,777	2,671
Galena State Bank & Trust Co.	3,040	4,625	1,189	1,707
Arizona Bank & Trust	5,234	8,278	8,218	5,541
First Community Bank	4,291	5,102	1,919	1,312
Summit Bank & Trust	5,460	5,486	1,390	1,376
Minnesota Bank & Trust	-	-	-	-
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.41%	1.39%	1.23%	1.23%
New Mexico Bank & Trust	1.38	1.38	1.43	1.33
Rocky Mountain Bank	1.58	1.43	1.38	1.28
Wisconsin Community Bank	1.47	1.48	1.49	1.59
Riverside Community Bank	1.37	1.39	1.32	1.28
Galena State Bank & Trust Co.	1.36	1.39	1.26	1.27
Arizona Bank & Trust	2.84	1.67	2.45	2.25
First Community Bank	1.38	1.40	1.50	1.40
Summit Bank & Trust	1.73	1.44	1.34	1.33
Minnesota Bank & Trust	1.25	1.25	-	-